Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Citizens Republic Bancorp 401(k) Plan of our reports dated February 28, 2013 with respect to the consolidated financial statements of FirstMerit Corporation and the effectiveness of internal control over financial reporting of FirstMerit Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Akron, Ohio

June 17, 2013